FOR MORE INFORMATION CONTACT:	FOR IMMEDIATE RELEASE

David W. Heeter, President and CEO	November 21, 2008

(765) 747-2880

MutualFirst Financial, Inc.

DECLARES CASH DIVIDEND

MUNCIE, INDIANA - MutualFirst Financial, Inc. (NASDAQ:MFSF), the holding company of MutualBank, has announced the Company will pay a cash dividend of $ .16 per share for the fourth quarter of 2008. The dividend will be payable on December 26, 2008 to shareholders of record on December 12, 2008.

MutualBank has thirty-three retail financial centers, spanning nine Indiana counties which include Delaware, Randolph, Kosciusko, Grant, Wabash, Elkhart, St. Joseph, and Hamilton Counties. MutualBank also has a trust office in Crawfordsville, Indiana and a loan origination office in New Buffalo Michigan. The Bank exceeds all applicable regulatory capital requirements. Following the merger of MFB Corp. in July, The Company has $1.40 billion in assets and is the 11th largest depository institution headquartered in Indiana. The Company’s stock is traded on the NASDAQ National Market under the symbol “MFSF”.

Forward-Looking Statements:
Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.